                                                                     EXHIBIT 1.1

                               CANWEST MEDIA INC.
                 U.S.$ 200,000,000 7 5/8% Senior Notes due 2013

                               PURCHASE AGREEMENT

                                                                  March 31, 2003

SALOMON SMITH BARNEY INC.
CIBC WORLD MARKETS CORP.
SCOTIA CAPITAL (USA) INC.
BMO NESBITT BURNS CORP.
RBC DOMINION SECURITIES CORPORATION
BANC OF AMERICA SECURITIES LLC
TD SECURITIES (USA) INC.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

CanWest Media Inc., a Canadian corporation (the "Company"), and each of the Company's subsidiaries listed in Exhibit A-1 hereto (each, a "Guarantor" and, collectively, the "Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

         1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers U.S.$200,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2013 (the "Notes"). The obligations of the Company under the Indenture (as hereinafter defined) and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each Guarantor. The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), to be dated as of April 3, 2003, among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Notes and the Guarantees are hereinafter referred to collectively as the "Securities."

The Securities will be offered and sold to the Initial Purchasers without such offers and sales being registered under the U.S. Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom and without the filing

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                                      -2-

of a prospectus with any Canadian Securities Commission or similar regulatory authority ("Canadian Securities Regulator") under the securities laws, rules, regulations and written policy statements of any province of Canada (collectively, the "Canadian Securities Laws"), in reliance upon exemptions from the prospectus requirements of the applicable Canadian Securities Laws.

In connection with the issuance and sale of the Securities, the Company has prepared a preliminary offering memorandum dated March 31, 2003 (including, with respect to sales in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec (collectively, the "Relevant Provinces"), the preliminary Canadian offering memorandum dated March 31, 2003, the "Preliminary Memorandum") and a final offering memorandum dated March 31, 2003 (including, with respect to sales in the Relevant Provinces, the final Canadian offering memorandum dated March 31, 2003, the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum"), each setting forth or including certain information regarding the Company and the Securities.

The Company and the Guarantors understand that the Initial Purchasers, individually or through their affiliates, propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and in Section 9 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) within the United States to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) subject to clause (iii) below, outside the United States to certain persons in reliance on Regulation S under the Securities Act and
(iii) in Canada and to residents of Canada, in transactions which are exempt from the prospectus requirements of applicable Canadian Securities Laws.

The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement to be dated as of April 3, 2003, among the parties hereto (the "Registration Rights Agreement"), pursuant to which the Issuers have agreed to file (A) a registration statement (the "Registration Statement") with the Commission registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act or (B) a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.

The Securities, the Exchange Notes, the Private Exchange Notes, the Indenture, the Registration Rights Agreement and this Agreement and each other agreement or instrument executed in connection with any of the foregoing, including the supplemental indenture dated April 3,

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                                      -3-

2003 between the Company and CanWest Global Communications Corp., as trustee, relating to the floating rate junior subordinated debentures of the Company due November 15, 2020, are herein collectively referred to as the "Basic Documents." The Company proposes to apply the proceeds from the issuance and sale of the Securities as set forth under the "Use of Proceeds" section of the Final Memorandum.

                  2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with each Initial Purchaser that:

                  (a) Neither the Preliminary Memorandum as of the date thereof, nor the Final Memorandum, together with any amendment or supplement thereto, as of the date thereof and at the Closing Date (as defined in Section 3 below), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2 do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto. Each of the Preliminary Memorandum, the Final Memorandum and any amendment or supplement thereto complied or will comply in all material respects with the Securities Act and applicable Canadian Securities Laws.

                  (b) Each of the Company and its subsidiaries set forth in Exhibit A-2 hereto (the "Subsidiaries") has been duly incorporated and each of the Company and the Subsidiaries is validly existing and all filings required under applicable corporate law have been made as a corporation or other entity under the laws of its jurisdiction of organization, with the requisite power and capacity to own its properties and conduct its business as now conducted as described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) and is duly qualified to do business as a foreign or extra-provincial entity and all filings required under applicable corporate law have been made in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole (any such effect, a "Material Adverse Effect"); the Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum); except as set forth in Exhibit A-3 hereto, the Company does not, and

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                                      -4-

         as of the Closing Date will not, have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock or other equity interests of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those arising under applicable securities laws); all of the outstanding shares of capital stock or other equity interests of the Subsidiaries are, or as of the Closing Date will be, owned, directly or indirectly, by the Company; except as set forth in Exhibit A-3 hereto, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum), there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement and the other Basic Documents.

                  (c) Each of the Issuers has the requisite corporate power and capacity to execute, deliver and perform its obligations under the Securities, the Exchange Notes and the Private Exchange Notes. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, and, in the case of the Exchange Notes and the Private Exchange Notes, delivered upon exchange of the Notes in accordance with the Registration Rights Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, arrangement, winding up, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether

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                                      -5-

         considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions"); the Guarantees endorsed on the Notes and the guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms subject to the Enforceability Exceptions; the Securities are in the form contemplated by the Indenture.

                  (d) Each of the Issuers has the requisite corporate power and capacity to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by each of the Issuers and meets the requirements for qualification under the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to the Enforceability Exceptions.

                  (e) Each of the Issuers has the requisite corporate power and capacity to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to the Enforceability Exceptions and except as any rights to indemnity or contribution hereunder may be limited by federal, provincial and state securities laws and public policy considerations.

                  (f) Each of the Issuers has the requisite corporate power and capacity to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to the Enforceability Exceptions and except as rights to indemnity and contribution may be limited by federal, provincial and state securities laws and public policy considerations. The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in

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                                      -6-

         the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum).

                  (g) The Company and each Subsidiary has the requisite corporate power and authority to execute, deliver and perform its obligations under the other Basic Documents to which it is a party. The other Basic Documents have been duly and validly authorized by the Company and each Subsidiary a party thereto and, when executed and delivered by the Company and each Subsidiary a party thereto, will constitute valid and legally binding agreements of the Company and each Subsidiary a party thereto, enforceable against the Company and each Subsidiary a party thereto in accordance with their terms, subject to the Enforceability Exceptions and except as rights to indemnity and contribution may be limited by federal, provincial and state securities laws and public policy considerations.

                  (h) Each of the credit agreement, dated November 7, 2000, by and among the Company and the other parties named therein, as amended (the "Credit Agreement"), the Company's 10 5/8% Senior Subordinated Notes due 2011 (the "10 5/8% Senior Subordinated Notes"), 3815668 Canada Inc.'s 12.125% Junior Fixed Rate Subordinated Notes due 2010 (the "Holding Company Notes") and the Company's Floating Rate Junior Subordinated Debentures due 2020 (the "CMI Notes") conforms in all material respects to the description thereof in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

                  (i) There exists as of the date hereof no event or condition that would constitute a default or an event of default (in each case as defined in each of the applicable documents) under either the Credit Agreement, the indenture, dated May 17, 2001, by and among the Company and the other parties named therein and governing the 10 5/8% Senior Subordinated Notes (the "10 5/8% Senior Subordinated Notes Indenture"), the indenture, dated November 15, 2000, by and among 3815668 Canada Inc. and the other parties named therein and governing the Holding Company Notes (the "Holding Company Notes Indenture") or the indenture, dated November 15, 2000, by and among the Company and the other party named therein and governing the CMI Notes (the "CMI Notes Indenture") that would result in a Material Adverse Effect or materially adversely affect the ability of the Issuers to consummate their obligations under this Agreement.

                  (j) There is no order, ruling or direction of any Canadian Securities Regulator which would deny the benefit of an exemption otherwise provided for under applicable Canadian Securities Laws with respect to the distribution of the Notes, the Exchange Notes, or the Private Exchange Notes, if any, and no proceedings which

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                                      -7-

         would reasonably be expected to result in any such order or ruling have been instituted or are pending or, to the knowledge of the Company, threatened.

                  (k) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Basic Documents by the Company or any Subsidiary a party thereto or for the consummation by the Company or any Subsidiary a party thereto of any of the transactions contemplated hereby and thereby, or the application of the proceeds of the issuance and sale of the Securities as described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum), except as has already been acquired or as may be required under state securities or "Blue Sky" laws or the laws of any jurisdiction outside the United States or Canada in connection with the purchase and distribution of the Securities by the Initial Purchasers and as may be required by United States federal law or Canadian Securities Laws with respect to the issuance of the Exchange Notes and Private Exchange Notes, if any; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) which are required to be obtained by the Closing Date for the performance of the Basic Documents by the Company or any Subsidiary a party thereto or for the consummation by the Company or any Subsidiary a party thereto of any of the transactions contemplated hereby and thereby, or the application of the proceeds of the issuance and sale of the Securities as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the best knowledge of the Issuers, threatened attack by appeal or direct proceeding or otherwise.

                  (l) None of the Company or the Subsidiaries is (i) in violation of its articles of incorporation, certificate of incorporation or bylaws, as the case may be (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation (including Environmental Laws) applicable to it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in the Basic Documents or any other material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject
         (collec-

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                                      -8-

         tively, the "Material Contracts"), which breach or default would, individually or in the aggregate, have a Material Adverse Effect.

                  (m) The execution, delivery and performance by the Issuers of the Basic Documents and the consummation by the Issuers of the transactions contemplated hereby and thereby and by the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) and the fulfillment of the terms hereof and thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or which it is subject and which would materially impair the ability of any Issuer or Initial Purchaser to consummate the transactions contemplated hereby, (ii) the articles of incorporation, certificate of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming all representations made by each Initial Purchaser in Section 9 hereof are true and correct) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries except as expressly contemplated by the Indenture or the Registration Rights Agreement.

                  (n) The audited consolidated financial statements included in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) present fairly the consolidated financial position, results of operations and cash flows for the entities to which such statements relate, at the dates and for the periods to which they relate and have been prepared in accordance with Canadian generally accepted accounting principles, or in the case of the audited consolidated financial statements of the TEN Group Pty. Limited and controlled entities, in accordance with Australian generally accepted accounting principles, applied on a consistent basis and have been reconciled with United States generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) present fairly the consolidated financial position, results of operations and cash flows for such entities at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with Canadian generally accepted accounting

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                                      -9-

         principles applied on a consistent basis with the audited consolidated financial statements included therein and have been reconciled with United States generally accepted accounting principles applied on a consistent basis; the summary and selected financial data included in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and interim unaudited financial statements included therein, except as otherwise stated therein; and each of PricewaterhouseCoopers, LLP, Chartered Accountants and PricewaterhouseCoopers, Chartered Accountants, which has examined certain of such financial statements as set forth in its reports included in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum), is an independent public accounting firm as required by the Securities Act.

                  (o) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (p) Except as described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum), there is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise (including under any Environmental Law), to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom substantially as described in the Final Memorandum under "Use of Proceeds" or the other transactions described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum).

                  (q) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the pension, profit sharing or other employee benefit plans or arrangements pursuant to which the Company or any Subsidiary maintains or is required to make contributions to with respect to any employees (or former employees) employed in Canada, excluding any plans to be contributed to by reason of a collective bargaining agreement or applicable legislation and which are not administered by the Company or any Subsidiary ("Canadian Plans"), is, where required, duly registered and is in good standing under and in compliance with all applicable legislation and administrative guidelines issued by applicable Canadian regulatory authorities; all of such Canadian Plans have been funded in accordance with their rules and all applicable Canadian legislation and generally accepted actuarial principles and practices in Canada; all such Canadian Plans have been administered in accordance with their terms and there are no material outstanding defaults or violations by the Company or any Subsidiary of any obligation required to be performed by it in connection with any such Canadian Plan. In respect of all pension, profit sharing or other employee benefit plans or arrangements to which the Company or any Subsidiary is required to contribute by reason of a collective bargaining agreement or applicable legislation and which are not administered by the Company or any Subsidiary, the Company has made all contributions to such plan or arrangement that are required by the applicable collective bargaining agreement or applicable legislation, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each pension, profit sharing or other employee benefit plan program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary with respect to employees (or former employees) employed outside of Canada ("Foreign Plans"), and the Company and its Subsidiaries with respect to such Foreign Plans, are in compliance with all applicable laws, and all required contributions have been made to such Foreign Plans, except where the failure to comply or make contributions would not, individually and in the aggregate, either impair the Company's ability to consummate the transactions contemplated hereby or have a Material Adverse Effect.

                  (s) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how ("Intellectual Property") that are necessary to conduct their business as described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum). None of the Company or the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others (or knows of any such infringement or conflict) with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (t) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all United States and Canadian federal, state, provincial, territorial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) (collectively, "Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such revocation, termination or material impairment would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) Subsequent to the respective dates as of which information is given in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum), and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, whether or not in the ordinary course of business, (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company), (iii) there has not been any other material change in the capital stock or any change in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any material change, or any development involving a prospective material change, in or affecting the business, condition (financial or other), properties or results of operations of the

         Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

                  (v) There are no legal or governmental proceedings, nor are there any contracts or other documents, required by the Securities Act to be described in a prospectus that are not described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum). Except as described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum), none of the Company or the Subsidiaries is in default under any of the contracts described in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (w) None of the Company or the Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (x) Each of the Company and the Subsidiaries has filed all necessary federal, state, provincial, territorial and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with Canadian generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

                  (y) (i) Immediately after the consummation of the issuance and sale of the Securities and the other transactions contemplated by this Agreement and the other Basic Documents, the fair value and present fair saleable value of the assets of the Company, each Guarantor and the Company and its Subsidiaries on a consolidated basis will, in each case, exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) the Company, each Guarantor and the Company and its Subsidiaries on a consolidated basis are not, nor will they be, after giving effect to the execution, delivery and performance of this Agreement and the other Basic Documents and the issuance and sale of the Securities and the other transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

                  (z) Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action relating to any Hazardous Materials and (B) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by the Company or any Subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, provincial, local or municipal or foreign statute, law, rule, regulation, ordinance, code or rule of civil or common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Company or the Subsidiaries, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources (including, without limitation, flora and fauna), health or safety including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, substances and constituents, petroleum or petroleum products subject to regulation or which can give rise to liability under Environmental Laws (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (aa) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (bb) None of the Company or the Subsidiaries or any of such entities' directors, officers, employees, agents or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Securities.

                  (cc) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities,
         (ii) engaged in connection with the offering of the Notes, (A) in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities, (B) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or
         (C) in any advertisement or the distribution of the Securities in printed or electronic media of general and regular circulation, radio or television in any Province of Canada (the "Canadian Provinces") or
         (iii) sold pursuant to a transaction or series of transactions involving a purchase and sale or a repurchase and resale of a "security" (as defined in the Securities Act) in the course of or incidental to a "distribution" (as defined in the Ontario Securities
         Act) of the Securities. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  (dd) No securities of any Issuer are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (ee) Except as set forth in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no strike, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries.

                  (ff) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                  (gg) The statistical and market and industry-related data included in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum) are based on or derived from sources which the Issuers believe to be reliable and accurate or represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

                  (hh) Except as stated in the Final Memorandum (or, if the Final Memorandum is not yet in existence or as provided herein, the most recent Preliminary Memorandum) or as may be payable to the Initial Purchasers hereunder, there are no claims for services in the nature of a finder's fee, broker's fee or commission, financial advisory fee, or the like with respect to the offering of the Securities.

                  (ii) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities and the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf have acted in accordance with the offering restrictions requirement of Regulation S.

                  (jj) CanWest Global Communications Corporation's and the Company's most recent Annual Reports as filed on Form 40-F or Form 20-F, as applicable, and each of their respective reports on Form 6-K filed within the last twelve months complied, at the time they were filed, in all material respects with the applicable Canadian provincial and United States federal securities laws and do not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make statements therein, in the light of the circumstances under which they were made, not misleading.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Issuers to each Initial Purchaser as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser acting severally and not jointly agrees to purchase from the Company, the Notes in the respective amounts set forth on Schedule 1 hereto at 100% of their principal amount.

Each Initial Purchaser shall receive a commission equal to 2.00% of the aggregate principal amount of the Notes purchased by such Initial Purchaser. Such commission may be deducted from the purchase price paid by such Initial Purchaser.

One or more certificates in definitive form for the Notes and the related Guarantees that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Notes and the related Guarantees shall be made at the offices of Cahill Gordon & Reindel at 9:00 A.M., New York time, on April 3, 2003, or at such other location date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes and the related Guarantees available for review by the Initial Purchasers at the offices in New York, New York of Salomon Smith Barney Inc. ("SSB"), or at such other place as the Initial Purchasers may designate, not later than 1:00 P.M. on the Business Day prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Certain Covenants. The Issuers jointly and severally covenant and agree with the Initial Purchasers that:

                  (i) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto unless (A) the Initial Purchasers shall have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and (B) the Initial Purchasers shall have given their consent (which consent shall not be unreasonably withheld). The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the most recent Preliminary Memorandum or the Final Memorandum that may be necessary in connection with the resale of the Securities by the Initial Purchasers in the manner contemplated by the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum).

                  (ii) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions in the United States as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject.

                  (iii) If, at any time prior to the completion of the resale by the Initial Purchasers of the Notes or the Private Exchange Notes, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers, to amend or supplement the Final Memorandum, in order to make such Final Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if for any other reason it shall be necessary to amend or supplement the Final Memorandum in order to comply with applicable laws, rules or regulations, the Issuers shall (subject to Section 5(i)) forthwith amend or supplement such Final Memorandum at their own expense so that, as so amended or supplemented, such Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with all applicable laws, rules or regulations.

                  (iv) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of each Preliminary Memorandum or Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (v) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (vi) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers as soon as available, a copy of each report or other communication (financial or otherwise) of the Company mailed to the Trustee or holders of the Securities or stockholders or filed with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                  (vii) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

                  (viii) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any consolidated financial statements of the Company and the Subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (ix) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (x) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (xi)     The Issuers will use their reasonable best efforts to
         (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the NASD's Portal Market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (xii) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Issuers will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

                  (xiii) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (other than by reason of a default or omission by the Initial Purchasers of their obligations hereunder) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection herewith, but in no event will the Company be liable to the Initial Purchasers for damages on account of loss of anticipated profits from the sale of the Securities.

                  (xiv) The Issuers will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (xv) For so long as the Initial Purchasers continue to distribute Securities, the Issuers will file, within the time periods prescribed by the applicable Canadian Securities Laws, such documents and reports as may be required to be filed by the Issuers with Canadian Securities Regulators under the applicable Canadian Securities Laws relating to the private placement of Securities by the Initial Purchasers; provided that the Initial Purchasers have delivered a request to effect such filings together with such information as to permit the Issuers to do so, and the Issuers will pay any filing fee prescribed with respect thereto.

                  (xvi) The Issuers will use their reasonable best efforts to do and perform all things required to be done and performed by them under this Agreement and any other Basic Documents prior to or after the Closing Date and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers to purchase and accept delivery of the Securities.

                  6. Expenses. Notwithstanding any termination of this Agreement, the Issuers jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of the Preliminary Memorandum, the Final Memorandum and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum, the Final Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the prepara-tion, printing, authentication, issuance and delivery of certificates for the Notes and the related Guarantees, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (v) the reproduction and delivery of this Agreement and the other Basic Documents, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, relating to such registration and qualification) and the filing with the Canadian Securities Regulators in each of the Relevant Provinces in which sales are made of private placement notices or similar documents (including filing fees and the reasonable fees and disbursements of Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Initial Purchasers, relating to such filings); (vii) any filings required to be made with the NASD (including the fees and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, in respect thereof and in connection with obtaining an opinion of the NASD concerning the fairness of the terms and arrangements of the underwriting of the Securities); (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company and the Initial Purchasers in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (x) fees and expenses of the Trustee including fees and expenses of their respective counsel; (xi) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the Portal Market; (xii) any fees charged by investment rating agencies for the rating of the Securities; (xiii) any stamp duty reserve tax or similar tax imposed by Canada or any political subdivision thereof upon the issuance or deposit by the Issuers of the Securities, the purchase by the Initial Purchasers of the Securities, the sale and delivery of the Securities by the Initial Purchasers and the execution and delivery of this Agreement, the Registration Rights Agreement, the Securities or the Indenture; and (xiv) all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel, counsel to the Initial Purchasers and Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Initial Purchasers) incurred by the Initial Purchasers in connection with the offering of the Securities.

                  7. Conditions of the Parties' Obligations. The obligation of each Initial Purchaser to purchase and pay for the Securities is subject to the accuracy of the representations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchasers:

                  (i) The Initial Purchasers shall have received an opinion in form and substance satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated the Closing Date, of Osler, Hoskin & Harcourt LLP, Canadian counsel to the Issuers and substantially in the form of Exhibit B hereto. In rendering such opinion, such counsel shall have received and may rely upon such certificates and other documents and information reasonably acceptable to the Initial Purchasers and Cahill Gordon & Reindel, their counsel, as they may reasonably request to pass upon such matters; provided that it is acknowledged that certain opinions set forth in Exhibit B shall be delivered by Canadian local counsel listed in Annex A hereto directly to the Initial Purchasers.

                  (ii) The Initial Purchasers shall have received an opinion, in form and substance satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated as of the Closing Date, of Kaye Scholer LLP, U.S. counsel to the Issuers and substantially in the form of Exhibit C hereto. In rendering such opinion, such counsel to the Issuer shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

                  (iii) The Initial Purchasers shall have received an opinion in form and substance satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated as of the Closing Date of (a) each of the parties named on Schedule 3 hereto, special foreign counsels to the Issuers and substantially in the form of Exhibit D hereto and (b) Richard Leipsic, the General Counsel of the Company and substantially in the form of Exhibit E hereto. In rendering its opinion, each such counsel shall have received and may rely upon such opinions, certificates and other documentation and information as they may reasonably request to pass upon such matters.

                  (iv) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York and United States federal law.

                  (v) The Initial Purchasers shall have received an opinion, dated as of the Closing Date, of Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Davies Ward Phillips & Vineberg LLP shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

                  (vi) The Initial Purchasers shall have received from PricewaterhouseCoopers, LLP, Chartered Accountants and PricewaterhouseCoopers, Chartered Accountants "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers.

                  (vii) The Initial Purchasers shall have received an executed copy of the amendment to the Credit Agreement, dated as of March 27, 2003, from the lenders who are parties to the Credit Agreement, which amendment shall effect the changes as described in the Final Memorandum under the sections "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Credit Facility and Other Indebtedness -- Credit Facility," and such amendment shall be in full force and effect on the Closing Date.

                  (viii) The Initial Purchasers shall have received a copy of a waiver, dated March 28, 2003, from the holder of Holding Company Notes, providing that such holder waives the Company's obligations with respect to providing an opportunity for concurrent sales of Holding Company Notes by holders thereof under Section 4.28(b)(ii) of the Holding Company Notes Indenture, and such waiver shall be in full force and effect on the Closing Date.

                  (ix) The Initial Purchasers shall have received a copy of a supplemental indenture, dated April 3, 2003, executed by the Company and the trustee under the CMI Notes Indenture, and such supplemental indenture shall be in substantially the form previously provided to counsel to the Initial Purchasers and shall be in full force and effect on the Closing Date.

                  (x) The Initial Purchasers shall have received an officer's certificate, dated as of the Closing Date, signed by an executive officer of the Company, which certificate shall attest to the accuracy of certain industry-related data included in the Final Memorandum, and such officer's certificate shall be in form and substance reasonably satisfactory to the Initial Purchasers.

                  (xi) The representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the Closing

         Date; the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (xii) There shall not have been any change in the capital stock of the Company or the Subsidiaries or any material increase in the consolidated short-term or long-term debt of the Company from that set forth or contemplated in the Final Memorandum and the Company and the Subsidiaries shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business) that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

                  (xiii) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Basic Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or any other transactions contemplated by this Agreement, the Final Memorandum or the other Basic Documents.

                  (xiv) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that, in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Company or the Subsidiaries or any of the officers or directors of the Company or the Subsidiaries that results in the Final Memorandum containing an untrue statement of a material fact or that, in the opinion of the Issuers and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

                  (xv) The Initial Purchasers shall have received certificates, dated the Closing Date and signed by the chief executive officer, chief financial officer or president or vice president of the Company to the effect that:

                  a. All of the representations and warranties of the Issuers set forth in this Agreement are true and correct in all material respects as if made on and as of the Closing Date and the Issuers have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

                  b. The issuance and sale of the Securities pursuant to this Agreement or the Final Memorandum and the consummation of the transactions contemplated by the other Basic Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or to the knowledge of the Company threatened against any of the Issuers relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or the application of the proceeds therefrom substantially as described in the Final Memorandum under "Use of Proceeds," or in connection with any other transactions described in or contemplated by this Agreement or the Final Memorandum or the other Basic Documents.

                  c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that would materially adversely affect the market for the Securities, or
                           (ii) any event or development relating to or involving any Company and the Subsidiaries or any of the respective officers or directors of the Company and the Subsidiaries that makes the Final Memorandum contain an untrue statement of material fact or that requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

                  d. There has not been any change in the capital stock of the Company and the Subsidiaries nor any material increase in the consolidated short-term or long-term debt of the Company and the Subsidiaries from that set forth or contemplated in the Final Memorandum and the Company and the Subsidiaries have no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business) that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

                  e. At the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement and the other Basic Documents, there exists no Default or Event of Default (as defined in the Indenture).

                  (xvi) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement and the other Basic Documents and all documents and papers relating thereto shall be satisfactory to the Initial Purchasers and counsel to the Initial Purchasers acting reasonably. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (xvii) The Company shall apply the proceeds from the issuance and sale of the Notes as described under "Use of Proceeds" in the Final Memorandum.

                  (xviii) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                  (xix) On or before the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement and the Indenture, each executed by the Issuers and such agreements shall be in full force and effect at all times from and after the Closing Date.

                  (xx) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Indemnification and Contribution. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless the Initial Purchasers, each director, officer, employee or agent of any Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities or expenses to which such Initial Purchaser or such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or other Federal, state or Canadian provincial statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or (B) any of the Basic Documents or any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (collectively, the "Documents"); or

                  (ii) the omission or alleged omission to state, in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any of the Documents, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; provided, however, that none of the Issuers will be liable in any such case to an Initial Purchaser or any director, officer, employee, agent or controlling person of such Initial Purchaser to the extent that any such loss, claim, damages, liability expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Prelimi-nary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any Document, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser specifically for use therein and provided, further, that none of the Issuers will be liable to any Initial Purchaser or any director, officer, employee, agent or any person controlling any Initial Purchaser with respect to any such untrue statement or omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage, expense or liability purchased Securities from an Initial Purchaser in reliance upon a Preliminary Memorandum but was not sent or given a copy of the Final Memorandum (as amended or supplemented) that was made available by the Issuers to such Initial Purchaser at or prior to the written confirmation of the sale of the Securities to such person, unless such failure to deliver such Final Memorandum (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5(iv) of this Agreement. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers further agree that the indemnification, contribution and reimbursement commitments set forth in this
Section 8 shall apply whether or not any Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. None of the Issuers will, without the prior written consent of the Initial Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchasers may be sought hereunder (whether or not the Initial Purchasers or any person who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of the Initial Purchasers and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Initial Purchaser or any such director, officer, employee, agent or controlling person.

                  (b) The Initial Purchasers severally and not jointly will indemnify and hold harmless the Issuers, their respective directors, officers, employees and agents and each person, if any, who controls any of the Issuers within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or any such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or any Document, in each case to the extent, but only to the extent, that such untrue statement was made in reliance upon and in conformity with written information furnished to any of the Issuers by or on behalf of such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by any of the Issuers or any such director, officer, employee, agent or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Issuers acknowledge that the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum is that referenced in Section 16 of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under Section 8(a) or (b) except to the extent that the indemnifying party is unaware of the commencement of such action and such omission results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party, other than the indemnification obligations provided under
Section 8(a) or (b). In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that (i) there may be one or more legal defenses available to it and/or (ii) other indemnified parties that are different from or additional to those available to any such indemnifying party such that joint representations would not be appropriate, and/or (iii) the use of counsel chosen by the indemnifying party to represent the indemnifying party would present such counsel with a conflict of interest causing the representation to be inappropriate under applicable professional standards, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for the costs and expenses of any settlement of any such claim or action effected without its written consent, but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. An indemnifying party will not, without prior written consent of the indemnified parties, settle any claim or action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement includes an unconditional release of each indemnified party from all liability arising out of such claim or action.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or
(ii) if the allocation provided by the foregoing clause (i) is not permitted for any reason, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser have otherwise been required to pay by reason of the untrue or alleged untrue statements, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee or agent of and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee and agent of any of the Issuers and each person, if any, who controls any of the Issuers within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuers.

                  (e)      Notwithstanding anything to the contrary in this
Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

                  9. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser represents and warrants as to itself only that it is a QIB. Each Initial Purchaser agrees with the Issuers as to itself only that (i) it has not solicited and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has solicited and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States (x) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by such Initial Purchaser to be Accredited Investors and (B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have so represented and agreed as provided under the captions "Notice to Investors" and (with respect to the Canadian Offering Memorandum) "Representation and Agreement by Purchasers" contained in the Final Memorandum (or, if the Final Memorandum is not yet in existence, the most recent Preliminary Memorandum).

                  (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and
(B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

                  (c) In connection with offers and sales in Canada, each of the Initial Purchasers represents and warrants (as to itself only) (A) that it will not offer, sell or deliver Securities directly or indirectly in Canada
(i) except pursuant to exemptions from the prospectus requirements of applicable Canadian Securities Laws and (ii) in violation of Canadian Securities Laws and
(B) that (i) it is properly registered under the Canadian Securities Laws of each of the Relevant Provinces, (ii) it will distribute Securities in any Relevant Provinces only through affiliates which are properly registered under the Canadian Securities Laws of such Relevant Provinces and in any such case will distribute the Securities only in accordance with such registration or
(iii) it will distribute Securities in any Relevant Province only in accordance with exemptions from the registration requirements of applicable Canadian Securities Laws.

                  (d) Each of the Initial Purchasers acknowledges (as to itself only) that the Securities have not been registered or qualified, and other than pursuant to the Issuers' obligations under the Registration Rights Agreement, will not be registered under the Securities Act or qualified under Canadian Securities Laws and may not be offered or sold within the United States to or for the account or benefit of U.S. persons except in accordance with paragraph (a) hereof or offered or sold in Canada except in accordance with paragraph (c) hereof.

                  (e) Each of the Initial Purchasers represents and warrants (as to itself only) that it and each of its affiliates has not entered and will not enter into any contractual arrangement or understanding with any person with respect to the distribution of the Securities, except with the prior written consent of the Issuers.

                  (f) Each of the Initial Purchasers represents and warrants (as to itself only) that neither it nor its Affiliates or any person acting on its or its Affiliates' behalf has made or will make offers or sales of the Securities in the Relevant Provinces by means of any printed or electronic media of general and regular paid circulation, radio or television or any other form of advertising.

                  (g) Each of the Initial Purchasers represents and warrants (as to itself only) that it will provide the Company with information regarding the sale of the Securities to purchasers in the Relevant Provinces required to be filed under applicable Canadian Securities

Laws and will cooperate with the Company in ensuring that such post-trade filings are made within the time periods specified under such laws.

Terms used in this Section 9 and not defined in this Agreement have the meanings given to them in Regulation S.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 8 hereof and (ii) delivery of, payment for or disposition of the Securities, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs or personal representatives of the Issuers, the Initial Purchasers and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date or if at or prior to the Closing Date:

                  (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company or any Subsidiary), in the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National

         Market or the Toronto Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

                  (iii) a banking moratorium shall have been declared by New York, United States federal or Canadian federal authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States or Canada, on the one hand, and any foreign power, on the other, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or Canada or any other national or international calamity or emergency, or
         (C) any material change in the financial markets of the United States or Canada that, in the case of (A), (B) or (C) above, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the delivery of the Securities as contemplated by the Final Memorandum, as amended as of the date hereof; or

                  (v) there shall have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to the Securities, or (B) it is reviewing its rating of the Securities with a view to possible downgrading, or with negative implications, or direction not determined.

                  (b)      Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                  12. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Issuers. In the event of a default by any Initial

Purchaser as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

                  13. Notices. All communications hereunder shall be in writing and, (i) if sent to the Initial Purchasers, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, and with a copy (which shall not constitute notice) to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Geoffrey E. Liebmann, Esq. and (ii) if sent to any of the Issuers, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to CanWest Media Inc., 201 Portage Avenue, 31st Floor, TD Centre, Winnipeg, MB R3B 3L7,
Attention: John Maguire, and with copies (which shall not constitute notice) to Osler, Hoskin & Harcourt LLP, Box 50, 1 First Canadian Place, Toronto, Ontario, Canada M5X 1B8, Attention: Linda Robinson and to Kaye Scholer LLP, 425 Park Avenue, New York, New York, 10022, Attention: Joel I. Greenberg.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed within the country to which it is addressed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Any action by the Initial Purchasers hereunder may be taken by the Initial Purchasers jointly or may be taken by SSB on behalf of the Initial Purchasers, and any such action taken by SSB shall be binding upon the Initial Purchasers.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents and any person or persons who control the Initial Purchasers within the meaning of the Securities Act or the Exchange Act and (ii) the indemnities of the

Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Issuers and any person or persons who control any Issuer within the meaning of the Securities Act or the Exchange Act. No purchaser of Securities from any Initial Purchaser will be deemed a successor because of such purchase.

                  15. No Waiver; Modifications in Writing. No failure or delay on the part of any Issuer or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Issuer or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by any Issuer or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Issuers and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Issuers or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in similar or other circumstances.

                  16. Information Supplied by the Initial Purchasers. The statements set forth in the fourth-to-last paragraph under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for purposes of Section 8 hereof.

                  17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

                  18. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW. EACH OF THE ISSUERS HEREBY SUBMITS

TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH ISSUER AT THE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH ISSUER FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE ISSUERS IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION SUCH ISSUER IS OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT.

                  19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  20. Agent for Service and Waiver of Immunities. By the execution and delivery of this Agreement, the Issuers (i) acknowledge that they have designated and appointed CanWest International Corp., a Delaware corporation ("CWIC") (and any successor entity), as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement, the Securities or the Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledge that CWIC has accepted such designation,
(ii) submit to the jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon CWIC and written notices of said service to an Issuer in accordance with Section 12 shall be deemed effective service of process upon an Issuer in any such suit or proceeding. The Issuers further agree to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CWIC in full force and effect so long as any of the Notes shall be outstanding; provided, however, that the Issuers may, by written notice to the Initial Purchasers, designate such additional or alternative agent for service of process under this Section 20 that (i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York and (ii) is either (x) counsel for the Issuers or
(y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the ad-dress of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York.

                  21. Judgment Currency. The Issuers shall, jointly and severally, indemnify each Initial Purchaser, each underwriter who participates in an offering of Registrable Notes (as defined in the Registration Rights Agreement), their respective affiliates, each person, if any, who controls any of such parties within the meaning of the Securities Act or the Exchange Act and each of their respective officers, directors, employees and agents against any loss incurred by such party as a result of any judgment or order being given or made in favor of such party for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                  22. Joint and Several Obligations. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

                            [Signature pages follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                         Very truly yours,

                         CANWEST MEDIA INC.

                         By: /s/ JOHN MAGUIRE
                            ------------------------------------
                             Name: John Maguire
                             Title: Vice President, Finance and
                                    Chief Financial Officer

                         2846551 CANADA INC.
                         3919056 CANADA LIMITED
                         APPLE BOX PRODUCTIONS SUB INC.
                         BCTV HOLDINGS INC.
                         CALGARY HERALD GROUP INC.
                         CANWEST - MONTREAL R.P. HOLDINGS INC.
                         CANWEST - WINDSOR R.P. HOLDINGS INC.
                         CANWEST FINANCE INC./FINANCIERE CANWEST INC.
                         CANWEST GLOBAL BROADCASTING INC./
                             RADIODIFFUSION CANWEST GLOBAL INC.
                         CANWEST INTERACTIVE INC.
                         CANWEST INTERNATIONAL COMMUNICATIONS INC.
                         CANWEST INTERNATIONAL MANAGEMENT INC.
                         CANWEST IRISH HOLDINGS (BARBADOS) INC.
                         CANWEST MEDIA SALES LIMITED
                         CANWEST NZ RADIO HOLDINGS LIMITED
                         CANWEST PUBLICATIONS INC.
                         CGS DEBENTURE HOLDING (NETHERLANDS) B.V.
                         CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

                         CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.
                         CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.
                         CGS SHAREHOLDING (NETHERLANDS) B.V.
                         CHBC HOLDINGS INC.
                         CHEK HOLDINGS INC.
                         CLARINET MUSIC INC.
                         EDMONTON JOURNAL GROUP INC.
                         FOX SPORTS WORLD CANADA HOLDCO INC.
                         GLOBAL CENTRE INC.
                         GLOBAL COMMUNICATIONS LIMITED
                         GLOBAL TELEVISION CENTRE LTD.
                         GLOBAL TELEVISION NETWORK INC.
                         GLOBAL TELEVISION NETWORK
                             QUEBEC, LIMITED PARTNERSHIP/
                             RESEAU DE TELEVISION GLOBAL
                             QUEBEC, SOCIETE EN COMMANDITE
                         GLOBAL TELEVISION SPECIALTY
                             NETWORKS INC.
                         LONESTAR HOLDCO INC.
                         LOWER MAINLAND PUBLISHING GROUP INC.
                         MONTREAL GAZETTE GROUP INC.
                         MULTISOUND PUBLISHERS LTD.
                         NANAIMO DAILY NEWS GROUP INC.
                         ONTV HOLDINGS INC.
                         OTTAWA CITIZEN GROUP INC.
                         PACIFIC NEWSPAPER GROUP INC.
                         PORT ALBERNI TIMES GROUP INC.
                         REACHCANADA CONTACT CENTRE
                             LIMITED
                         REGINA LEADER POST GROUP INC.
                         RETROVISTA HOLDCO INC.
                         SASKATOON STARPHOENIX GROUP INC.
                         SOUTHAM DIGITAL INC.
                         STUDIO POST & TRANSFER SUB INC.
                         TV3 NETWORK SERVICES LIMITED
                         TV4 NETWORK LIMITED
                         VANCOUVER ISLAND NEWSPAPER GROUP INC.

                         VICTORIA TIMES COLONIST GROUP INC.
                         WESTERN COMMUNICATIONS INC.
                         WIC MOBILE TV INC.
                         WIC TELEVISION PRODUCTION SUB INC.
                         WINDSOR STAR GROUP INC.
                         XTREME SPORTS HOLDCO INC.

                         By: /s/ JOHN MAGUIRE
                             _________________________________________
                             Name: John Maguire
                             Title: Authorized Signing Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.

By: /s/ BARBARA MATAS
    _____________________________
    Name: Barbara Matas
    Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CIBC WORLD MARKETS CORP.

By: /s/ BRIAN S. PERMAN
    _____________________________
    Name: Brian S. Perman
    Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SCOTIA CAPITAL (USA) INC.

By: /s/ GREG WOYNARSKI
    _____________________________
    Name: Greg Woynarski
    Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BMO NESBITT BURNS CORP.

By: /s/ JAMES J. GOLL
    _____________________________
    Name: James J. Goll
    Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

RBC DOMINION SECURITIES CORP.

By: /s/ WILLIAM H. COOK
    _____________________________
    Name: William H. Cook
    Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By: /s/ DANIEL KELLY
    _____________________________
    Name: Daniel Kelly
    Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

TD SECURITIES (USA) INC.

By: /s/ JOHN BRENIZER
    __________________________________
    Name: John Brenizer
    Title: Vice President and Director

                                                                     Exhibit A-1

GUARANTORS

2846551 Canada Inc.
3919056 Canada Limited
Apple Box Productions Sub Inc.
BCTV Holdings Inc.
Calgary Herald Group Inc.
CanWest - Montreal R.P. Holdings Inc.
CanWest - Windsor R.P. Holdings Inc.
CanWest Finance Inc./Financiere CanWest Inc.
CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc. CanWest Interactive Inc.
CanWest International Communications Inc.
CanWest International Management Inc.
CanWest Irish Holdings (Barbados) Inc.
CanWest Media Sales Limited
CanWest NZ Radio Holdings Limited
CanWest Publications Inc.
CGS Debenture Holding (Netherlands) B.V.
CGS International Holdings (Netherlands) B.V.
CGS NZ Radio Shareholding (Netherlands) B.V.
CGS NZ TV Shareholding (Netherlands) B.V.
CGS Shareholding (Netherlands) B.V.
CHBC Holdings Inc.
CHEK Holdings Inc.
Clarinet Music Inc.
Edmonton Journal Group Inc.
Fox Sports World Canada Holdco Inc.
Global Centre Inc.
Global Communications Limited
Global Television Centre Ltd.
Global Television Network Inc.
Global Television Network Quebec, Limited Partnership/Reseau
  de Television Global Quebec, societe en commondite
Global Television Specialty Networks Inc.
Lonestar Holdco Inc.
Lower Mainland Publishing Group Inc.
Montreal Gazette Group Inc.
Multisound Publishers Ltd.
Nanaimo Daily News Group Inc.

                                     A-1-2

ONtv Holdings Inc.
Ottawa Citizen Group Inc.
Pacific Newspaper Group Inc.
Port Alberni Times Group Inc.
ReachCanada Contact Centre Limited
Regina Leader Post Group Inc.
RetroVista Holdco Inc.
Saskatoon StarPhoenix Group Inc.
Southam Digital Inc.
Studio Post & Transfer Sub Inc.
TV3 Network Services Limited
TV4 Network Limited
Vancouver Island Newspaper Group Inc.
Victoria Times Colonist Group Inc.
Western Communications Inc.
WIC Mobile TV Inc.
WIC Television Production Sub Inc.
Windsor Star Group Inc.
Xtreme Sports Holdco Inc.

                                                                     Exhibit A-2

                                  SUBSIDIARIES

2846551 Canada Inc. (CBCA)
2922045 Canada Inc. (CBCA)
3683303 Canada Inc. (CBCA)
3919056 Canada Limited (CBCA)
All-Sport Ventures Inc. (78.6% of common shares, 94.2% voting control) (CBCA) Apple Box Productions Sub Inc. (CBCA)
BCTV Holdings Inc. (CBCA)
Calgary Herald Group Inc. (CBCA)
CanWest Finance Inc./Financiere CanWest Inc. (Quebec)
CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc. (Quebec) CanWest Interactive Inc. (CBCA)
CanWest International Communications Inc. (Barbados)
CanWest International Corp. (Delaware)
CanWest International Holdings (Luxembourg) SARL (Luxembourg)
CanWest International Investments (Luxembourg) SARL (Luxembourg)
CanWest International Management Inc. (Barbados)
CanWest Ireland Sales Limited (Ireland)
CanWest Irish Holdings (Barbados) Inc. (Barbados)
CanWest Media Sales Limited (CBCA)
CanWest - Montreal R.P. Holdings Inc. (CBCA)
CanWest NZ Radio Holdings Limited (New Zealand)
CanWest Publications Inc. (CBCA)
CanWest - Windsor R.P. Holdings Inc. (CBCA)
CGS Debenture Holding (Netherlands) B.V. (Netherlands)
CGS International Holdings (Luxembourg) SARL (Luxembourg)
CGS International Holdings (Netherlands) B.V. (Netherlands)
CGS International Investments (Luxembourg) SARL (Luxembourg)
CGS NZ Radio Shareholding (Netherlands) B.V. (Netherlands)
CGS NZ TV Shareholding (Netherlands) B.V. (Netherlands)
CGS Shareholding (Netherlands) B.V. (Netherlands)
CHBC Holdings Inc. (CBCA)
CHEK Holdings Inc. (CBCA)
Clarinet Music Inc. (CBCA)
CTEQ Television Inc. (CBCA)
CTI IBS Partnership (100%) (Ontario)
Deja View Partnership (100%) (Ontario)
Edmonton Journal Group Inc. (CBCA)
Fox Sports World Canada Holdco Inc. (CBCA)
Fox Sports World Canada Partnership (100%) (Ontario)
Global Centre Inc. (Ontario)
Global Communications Limited (Manitoba)
Global IBS Partnership (100%) (Ontario)
Global Television Centre Ltd. (CBCA)
Global Television Network Inc. (CBCA)
Global Television Network Quebec, Limited Partnership/Reseau de Television
       Global Quebec, Societe en commandite (100%) (Quebec)
Global Television Specialty Networks Inc. (CBCA)
Independent Satellite News Ltd. (Ontario)
Lonestar Holdco Inc. (CBCA)
Lonestar Partnership (100%) (Ontario)
Lower Mainland Publishing Group Inc. (CBCA)
Montreal Gazette Group Inc. (CBCA)
Multisound Publishers Ltd. (CBCA)
Nanaimo Daily News Group Inc. (CBCA)
The National Post Company Partnership (100%) (Ontario)
ONtv Holdings Inc. (CBCA)

                                     A-2-2

Ottawa Citizen Group Inc. (CBCA)
Pacific Newspaper Group Inc. (CBCA)
Port Alberni Times Group Inc. (CBCA)
Prime Television Holdco Inc. (Ontario)
Prime TV Partnership (100%) (Ontario)
ReachCanada Contact Centre Limited (CBCA)
Regina Leader Post Group Inc. (CBCA)
RetroVista Holdco Inc. (CBCA)
Saskatoon StarPhoenix Group Inc. (CBCA)
Southam Digital Inc. (CBCA)
Studio Post & Transfer Sub Inc. (CBCA)
TV3 Network Services Limited (New Zealand)
TV4 Network Limited (New Zealand)
Vancouver Island Newspaper Group Inc. (CBCA)
Victoria Times Colonist Group Inc. (CBCA)
Western Communications Inc. (CBCA)
WIC Amalco Inc. (CBCA)
WIC Mobile TV Inc. (CBCA)
WIC Television Production Sub Inc. (CBCA)
WIC Television Sales Ltd. (British Columbia)
WIC TV Amalco Inc. (CBCA)
Windsor Star Group Inc. (CBCA)
Xtreme Sports Holdco Inc. (CBCA)
Xtreme Sports Partnership (100%) (Ontario)

                                                                     Exhibit A-3

                       CERTAIN INTERESTS AND OTHER RIGHTS

1. Subsidiaries

    Each of the entities set forth in Exhibit A-2.

2. Other Capital Stock or Equity Ownership Interests

         Medbroadcast Corporation (CBCA) (18.00%)
         LifeServ Corp. (Nevada) (20.15%)
         Internet Broadcasting Systems, Inc. (Delaware) (17.60%)
         All-Sport Ventures Inc. (CBCA) (78.6% of common shares, 94.2% voting control)
         CanWest Granada Media Holdings Limited (Ireland) (45.00%)
         SBS Broadcasting S.A. (Luxembourg) (7.20%)
         Ulster Television PLC (Northern Ireland) (29.90%)
         TEN Group Pty Limited (Australia) (14.80% voting interest, 57.20% economic interest)
         Men TV Partnership (49%)
         Mystery TV Partnership (45.05%)

3. Right to Convert

   CanWest Global Communications Corp. is a party to a joint venture agreement with a third party for financing the operations of Prime TV Partnership. Under the joint venture agreement and a $266,400 unsecured participating subordinated convertible debenture of Prime TV Partnership held by the third party, the third party has certain rights to distributions from available cash flow and a right to convert the debenture into equity in a newly incorporated company to which the assets of Prime TV Partnership may be transferred, subject to conditions.

4. Long-Term Debt Interests

   We own all of the Subordinated Debentures and Convertible Debentures of TEN Group Pty Limited. The Subordinated Debentures have an aggregate principal amount of A$45.5 million and pay interest at a rate determined with reference to distributions to holders of ordinary shares of TEN Group Pty Limited. The Convertible Debentures have an aggregate principal amount of A$45,000 and pay a market linked interest rate.

                                                                       Exhibit B

                 [FORM OF OSLER, HOSKIN & HARCOURT LLP OPINION]

                                                                       Exhibit C

                      [FORM OF KAYE SCHOLER LLP OPINION](a)

                  1. No consent, authorization, approval, license or order of, or filing, registration or qualification with, any court or governmental or regulatory agency or body of the federal government of the United States or the State of New York is required for the execution, delivery, issuance and sale, as applicable, by the Company and the Subsidiaries, as applicable, of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Guarantees, the Notes, the Exchange Notes or the Private Exchange Notes, if any (collectively, the "Basic Documents"), or the consummation by the Company and the Subsidiaries, as applicable, of any of the transactions contemplated thereby, except as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and state securities or "blue sky" laws in connection with the exchange offer and the issuance of the Exchange Notes and the Private Exchange Notes, if any.

                  2. The issuance, sale and delivery of the Notes to the Initial Purchasers, and of the Exchange Notes and the Private Exchange Notes, if any, pursuant to and in accordance with the Registration Rights Agreement, the execution, delivery and performance by the Company and the Subsidiaries, as applicable, of the Basic Documents, the consummation by the Company and the Subsidiaries, as applicable, of the transactions contemplated thereby and in the Final Memorandum and the compliance by the Company and the Subsidiaries, as applicable, with the terms of the foregoing do not conflict with or constitute or result in a violation by the Company or any of the Subsidiaries of any law, statute, rule or regulation (including, without limitation, Regulations U or X of the Board of Governors of the Federal Reserve System, but excluding the Securities Act, the Exchange Act, the Trust Indenture Act and state securities or "blue sky" laws, which are addressed elsewhere in this opinion) of the federal government of the United States or the State of New York or any judgment, decree or order applicable to the Company or any of the Subsidiaries, in any such case, of any court or governmental or regulatory agency or body of the federal government of the United States or the State of New York.

                  3. The statements in the Final Memorandum under the headings "Description of the Notes," "Exchange Offer; Registration Rights" and "Plan of Distribution," insofar as such statements purport to summarize certain provisions of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Guarantees, the Notes, the Exchange Notes

-------------------------------------
(a) Kaye Scholer opinion will carve out the Canadian wrap for purposes of using "Final Memorandum" as a defined term.

and the Private Exchange Notes, provide a fair summary in all material respects of such provisions of such agreements and instruments.

                  4. The statements set forth in the Final Memorandum under the caption "Certain Income Tax Considerations -- United States," insofar as they address matters of United States law or legal conclusions, fairly summarize, in all material respects, the information disclosed therein.

                  5. Each of the Indenture, the Registration Rights Agreement and the Purchase Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except with respect to the indemnification and contribution provisions of the Registration Rights Agreement and the Purchase Agreement, and subject to applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights generally and to general equitable principles (whether considered in an action at law or a proceeding in equity); provided, that such counsel may assume corporate power and authority, due authorization and execution and non-conflict with Canadian law and public policy.

                  6. Each of the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Exchange Notes and the Private Exchange Notes, if any, when executed, authenticated and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement and the Indenture, and the Guarantees, when executed, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights generally and to general equitable principles (whether considered in an action at law or a proceeding in equity); provided, that with respect to the Notes, the Exchange Notes and the Private Exchange Notes such counsel may assume corporate power and authority, due authorization and execution and non-conflict with Canadian law and public policy; and provided, further, that with respect to the Guarantees, such counsel may assume corporate power and authority, due authorization and execution and non-conflict with the law and public policy of any jurisdiction in which a Guarantor is organized or domiciled or conducts business.

                  7. To such counsel's knowledge, no legal, regulatory or governmental proceedings are pending in the State of New York or in the federal courts of the United States to which the Company or any of the Subsidiaries is a party or to which the assets of the Company or any of the Subsidiaries are subject, and no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective assets or properties.

                  8. None of the Company, 3815668 Canada Inc., CanWest or any Subsidiary is, and immediately after the date hereof will be, required to register as an "investment company" pursuant to the Investment Company Act of 1940, as amended.

                  9. Except as contemplated by the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under, or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with, the Purchase Agreement to register the Notes under the Securities Act or to qualify any indenture in respect of the Notes under the Trust Indenture Act.

                  10. When the Notes are issued and delivered pursuant to the Purchase Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  11. The Final Memorandum complies as to form in all material respects with the requirements of the Securities Act applicable to registration statements on Form F-4 other than the financial statements and related schedules included or required to be included therein and other than the form requirements applicable to transactions other than an exchange offer and other than the disclosure that would be required with respect to the terms and consequences of an exchange offer.

                  12. In the course of our participation in the preparation of the Final Memorandum, such counsel have participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and representatives of the independent chartered accountants for the Company at which conferences the contents of the Final Memorandum and related matters were discussed. While we have not undertaken to determine independently and do not assume any responsibility for, the accuracy, completeness or fairness of statements contained in the Final Memorandum and have made no independent check or verification thereof, based upon such participation, no facts have come to our attention which lead us to believe that the Final Memorandum as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on the financial statements, including the notes thereto, and other financial and statistical data included in the Final Memorandum).

                                                                       Exhibit D

                     [FORM OF SPECIAL LOCAL COUNSEL OPINION]

                  1. The [Guarantor] is a [corporation] duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into each of the Transaction Documents to which it is a party and to perform its obligations thereunder and is duly qualified.

                  2. The [Guarantor] has the requisite corporate or other organizational power and authority and has taken all necessary corporate or other organizational action to duly authorize the execution and delivery of the Subsidiary Guarantee and the performance by the [Guarantor] of the transactions contemplated therein. The Subsidiary Guarantee has been duly executed and delivered by the [Guarantor] and, assuming that the Subsidiary Guarantee is governed by the laws of [Jurisdiction] for the purpose of rendering the opinions set forth in this sentence, the Subsidiary Guarantee is in proper form under the applicable laws of [Jurisdiction] to constitute the legal, valid and binding obligation of the [Guarantor], enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other laws relating to creditors' rights generally, and (ii) general principles of equity, whether considered in an action at law or in equity.

                  3. None of the [Guarantor's] execution of, delivery of or performance of the obligations created under the Transaction Documents to which the [Guarantor] is a party or compliance with the terms and provisions thereof or the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule or regulation of any governmental authority or any order, writ, injunction or decree of any governmental authority of which we have knowledge, except, in each such case, where such contravention, conflict, inconsistency, breach, violation, default, creation, imposition or obligation would not have a Material Adverse Effect,
(ii) will violate any provision of the [certificate of incorporation] or [by-laws] of the [Guarantor] and (iii) requires any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with, any court, administrative agency or other governmental authority of the [Jurisdiction].

                  4. To the best of such counsel's knowledge, there are no judicial, administrative or arbitration orders, awards or proceedings pending or threatened against or affecting the [Guarantor] in any court or before any governmental or regulatory agency or body or arbitration board or tribunal.

                  5. It is not necessary for the execution, delivery, performance or enforcement by any Trustee of the rights of the holders of the Notes under the Transaction Documents to which the [Guarantor] is a party that such Trustee be licensed, qualified or otherwise entitled to carry on business in any jurisdiction other than those jurisdictions where such Trustee is otherwise doing business.

                  6. No taxes or other charges are payable to the [Jurisdiction] or to any political subdivision therein on account of the execution and delivery of the Transaction Documents or the creation of any of the indebtedness evidenced by any of the Transaction Documents.

                  7. A court in the [Jurisdiction] applying the choice of law principles of the [Jurisdiction] will give effect to the provisions in the Transaction Documents which select the laws of the State of New York of the United States of America as the governing law thereof and will apply such laws, rather than the laws of the any other jurisdiction, to the enforceability, construction and application thereof.

                                                                       Exhibit E

                        [FORM OF GENERAL COUNSEL OPINION]

SALOMON SMITH BARNEY INC.
CIBC WORLD MARKETS CORP.
SCOTIA CAPITAL (USA) INC.
BMO NESBITT BURNS CORP.
RBC DOMINION SECURITIES CORPORATION
BANC OF AMERICA SECURITIES LLC
TD SECURITIES (USA) INC.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs/Mesdames:

ISSUE OF $200,000,000 7 5/8% SENIOR NOTES DUE 2013 OF CANWEST MEDIA INC.

I am Vice President and General Counsel of CanWest Media Inc. (the "Corporation") and I am providing this letter in connection with the issuance by the Corporation of $200,000,000 7 5/8% Senior Notes due 2013 (the "Notes") and the sale thereof today to the initial purchasers named above (the "Initial Purchasers") pursuant to a purchase agreement (the "Purchase Agreement") dated March 31, 2003.

This letter is provided at the request of the Initial Purchasers pursuant to
Section 7(iii)(b) of the Purchase Agreement.

The Notes are being offered in Canada and the United States pursuant to a preliminary offering memorandum (the "Preliminary Offering Memorandum") dated March 31, 2003 and a final offering memorandum dated March 31, 2003 (the "Final Offering Memorandum"). In my capacity as Vice President and General Counsel to the Corporation, I have participated in the preparation of the Preliminary Offering Memorandum and the Final Offering Memorandum.

On the basis of the foregoing, I am of the opinion that the statements set forth in the Final Offering Memorandum under the captions (i) "Risk Factors -- A significant portion of our adjusted pro forma EBITDA has historically been attributable to distributions from Australia's Network TEN and we cannot assure you that such distributions will continue at the same level or at all," "Risk Factors -- Changes in government regulation could adversely affect our business, financial condition or results of operations," "Risk Factors -- We do not control and are not permitted to control some of our broadcasting assets," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Network TEN," "Business -- Legal Proceedings," "Regulation -- Australian Television" and "Regulation -- Republic of Ireland Television", insofar as such statements address matters of law or legal conclusions only, fairly present the matters disclosed therein in all material respects and (ii) "Business -- Australian Operations -- Our Economic Interest in Network TEN," insofar as such statement purports to summarize provisions of agreements or instruments, provides, in all material respects, a fair summary of such provisions of such agreement or instrument, in each case only to the extent such statements relate to subsidiaries of the Corporation or investments in entities formed or operating in either Australia or the Republic of Ireland. In expressing the opinion set forth above, I have relied upon advice and input from legal counsel in Australia and the Republic of Ireland.

This letter is furnished by me as Vice President and General Counsel to the Corporation and is solely for the benefit of, and may be relied upon only by, the Initial Purchasers and is not to be made available to, quoted from or otherwise referred to for any other purpose without my prior written consent. I am a solicitor qualified to practice law in the Province of Manitoba and in this letter I am not purporting to provide, nor am I providing, any legal advice or opinion as to the laws of any other jurisdiction. I am not qualified to and, except as stated in the previous paragraph, shall not be taken to be passing on any matter relating to the securities or other laws of Australia, Ireland or any other jurisdiction (other than the Province of Manitoba).

Yours very truly,

Richard M. Leipsic

                                                                         Annex A

                             Canadian Local Counsel

1.       Torys
         Suite 3000
         Maritime Life Tower
         Box 270, TD Centre
         79 Wellington Street W.
         Toronto, Ontario M5K 1N2
         Canada

         Contact:
         Nathan Verhagen
         Tel: 416-865-7549
         Fax: 416-865-7380
         E-mail: nverhagen@torys.com

2.       Pitblado Buchwald Asper
         2500 - 360 Main Street
         Winnipeg, Manitoba R3C 4H6
         Canada

         Contact:
         E. Scott Ransom
         Tel: 204-956-3513
         Fax: 204-956-0227
         E-mail: ransom@pitblado.com

3.       Borden Ladner Gervais LLP
         1200 Waterfront Centre
         200 Burrand Street
         P.O. Box 48600
         Vancouver, British Columbia V7X 1T2
         Canada

         Contact:
         Javid Longeraft
         Tel: 604-687-5744
         Fax: 604-687-1415

                                                                      Schedule 1

                                                              Principal
                                                              Amount of
                                                                Notes
                                                        --------------------
Salomon Smith Barney Inc..........................      U.S.$100,000,000.00
CIBC World Markets Corp...........................            25,000,000.00
Scotia Capital (USA) Inc..........................            25,000,000.00
BMO Nesbitt Burns Corp............................            15,000,000.00
RBC Dominion Securities Corporation...............            15,000,000.00
Banc of America Securities LLC....................            10,000,000.00
TD Securities (USA) Inc...........................            10,000,000.00

         TOTAL....................................      U.S.$200,000,000.00
                                                        ===================

                                                                      Schedule 2

                             SPECIAL LOCAL COUNSELS

1.       Russell McVeagh
         Royal & SunAlliance Centre
         48 Shortland Street
         P.O. Box 8
         Auckland, New Zealand
         DX CX10085
         Tel: 64-9 367-8000
         Fax: 64-9 367-8163

         Contact:
         David G. Wetherell
         Tel: 011-64-9-367-8715
         Fax: 011-64-9-367-8595
         E-mail: dave.wetherell@russellmcveagh.com

2.       Nauta Dutilh
         3000 BC Rotterdam
         Weena 750
         3014 DA Rotterdam
         The Netherlands
         Tel: 011-31-10-224-0000
         Fax: 011-31-10-414-8444

         Contact:
         Mr. Bart Th. Derogee
         Tel: 011-31-10-224-0395
         Fax: 011-31-10-224-0556
         E-mail: bart.derogee@nautadutilh.com

3.       Chancery Chambers
         Chancery House
         High Street
         Bridgetown
         Barbados
         Tel: 246-431-0070
         Fax: 246-431-0076

         Contact:
         Dr. Trevor A. Carmichael, Q.C.
         E-mail: chancery@caribsurf.com